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Exhibit 99
LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated February 4, 1999


NEWS RELEASE
Visit our web site at: http://www.lanvision.com

                                COMPANY CONTACTS:
                                           BRIAN PATSY
                                           PRESIDENT AND
                                           CHIEF EXECUTIVE  OFFICER

                                           TOM PERAZZO
                                           CHIEF OPERATING OFFICER AND
                                           CHIEF FINANCIAL OFFICER

                                           (513) 794-7100

                             MORGEN-WALKE CONTACTS:
                                           INVESTOR RELATIONS: DONNA STEIN/
                                           JILL MELESKI
                                           PRESS: STACEY NIELD

FOR IMMEDIATE RELEASE                      MORGEN-WALKE ASSOCIATES
                                           (212) 850-5600



                 LANVISION ANNOUNCES NEW CONTRACT FOR ELECTRONIC
                             MEDICAL RECORD SOFTWARE
      -SMS SIGNS PROVIDENCE HOSPITAL FOR MEDICAL RECORDS IMAGING SOLUTION-

                 THE DETROIT MEDICAL CENTER UNDERGOING FINANCIAL
                   RESTRUCTURING; SEEKS CONTRACT CANCELLATION

CINCINNATI, Ohio, February 4, 1998 --- LanVision Systems, Inc. (Nasdaq: LANV) announced today that its remarketing partner, Shared Medical Systems Corporation (NYSE: SMS), has signed a contract with Providence Hospital for the SMS NOVIUS(R) Imaging for Medical Records solution. The purchase includes LanVision's ChartVision(R), On-Line Chart Completion (OCC)(TM) and Release of Information (ROI)(TM) integrated Electronic Medical Record (EMR) applications. Providence Hospital is a 349-bed acute care facility in Mobile, Alabama and part of the Daughters of Charity National Health System.


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Brian Patsy, President and Chief Executive Officer of LanVision, commented, "We are very pleased to add Providence Hospital and the Daughters of Charity National Health System to the list of mutual LanVision(TM) and SMS customers. We are confident that Providence Hospital will realize more efficient management of costs and can establish substantial improvement of patient care through the utilization of our suite of EMR applications on the SMS document imaging platform." Mr. Patsy further remarked: "Clearly, SMS and LanVision are achieving significant sales momentum in the marketplace as a result of our efforts to integrate and distribute our products."

LanVision also announced today that The Detroit Medical Center (The DMC), as part of an overall financial restructuring, has notified LanVision's Virtual Healthware Services (VHS) division that The DMC seeks to terminate its agreement with VHS. Under the current arrangement, VHS has been providing high quality, web-based, private Intranet document imaging/management services to The DMC utilizing LanVision's highly-evolved EMR application on a fee per transaction basis from its centralized data center in Cincinnati, OH.

Eric Lombardo, President of the VHS division said, "It is our understanding that The DMC's decision is not related to any product performance issues, but rather stems from The DMC's reported financial restructuring and cutbacks. The DMC's reorganization efforts reportedly include the curtailment of a wide range of spending programs, and significant staff terminations."

Mr. Lombardo also said, "The Agreement between The DMC and LanVision does not provide for early termination, and The DMC has certain performance obligations. LanVision intends to initiate settlement discussions with The DMC. However, we can not predict the outcome of these discussions at this time."

Although any cancellation of the existing agreement is not anticipated to have a significant affect on the Company's results of operations for the three and twelve months ended January 31, 1999, under the terms of the agreement with The DMC, LanVision expected to recognize approximately $5.5 million in revenue over the next three years. Brian Patsy, CEO and President of LanVision Systems, Inc, commented, "While we regret the potential loss of projected revenues under The DMC agreement, LanVision has recently obtained several new contracts for sales through its relationship with Shared Medical Systems Corporation (SMS) and is optimistic that additional sales of our EMR products are close to completion through SMS and our VHS division."

For maximum flexibility, the LanVision family of products is made up of four advanced software suites: the Foundation suite, the Input suite, the ChartVision application suite and the AccountVision(TM) application suite. Moreover, users can choose from various viewers to support multiple implementation options, from traditional client/server networks to Internet-based installations that take advantage of standard web browsers and "thin clients."

LanVision's ChartVision software is a highly-evolved electronic patient record application that provides streamlined processing and fast, easy, seamless access to all forms of health information regardless of source. In addition to providing clinicians access to health information



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not previously available at the desktop, ChartVision creates a single health information repository and fulfills the administrative and legal needs of Medical Records departments.

On-Line Chart Completion is LanVision's advanced application that automates the identification of deficiencies in patient charts. On-Line Chart Completion also electronically routes the incomplete documents to the appropriate medical and administrative personnel for on-line processing, completion and reporting.

LanVision's Release of Information (ROI) application helps healthcare organizations quickly and efficiently complete and invoice requests for patient information from various sources. In addition to offering an electronic "in basket" for information requests, it provides the ability to electronically search for, print, mail or fax the information to third party requestors.

LanVision Systems, Inc. is a leading supplier of Healthcare Information Access Systems and services that enable providers to access, on a real-time basis, all the various forms of clinical and financial patient information from a single permanent health information repository. The Company's solutions integrate a proprietary document imaging platform, application suites, and image and web-enabling tools, that allow for the seamless merger of "back office" functionality with existing clinical information systems at the desktop. The Company offers a robust document imaging/management infrastructure (Foundation Suite) that is built for high volume transaction processing and is optimized for the healthcare industry. In addition to providing the clinician access to information not previously available at the desktop, the Company's applications fulfill the administrative and legal needs of the Medical Records and Patient Financial Services departments.

By offering electronic access to all the components of the medical record integrated with existing clinical and financial healthcare information systems, LanVision's products complete one of the most difficult tasks necessary to provide a true Computer Based Patient Record (CPR). LanVision has installed its ChartVision Health Information Access System, or AccountVision Patient Financial Services System in an impressive number of leading healthcare providers including UCSF Stanford Healthcare, Medical College of Georgia, Memorial-Sloan Kettering Cancer Center, Albert Einstein Healthcare Network, Beth Israel Medical Center, University Hospital, Cincinnati, Ohio, and OhioHealth Corporation.

Virtual Healthware Services (VHS) helps hospitals and integrated delivery networks overcome the barriers of high capital and start up costs as well as the technological burdens of implementing a document imaging and workflow system. VHS delivers document imaging and workflow capabilities from remote data centers via low cost, secure, Intranet technology to improve health information access across the enterprise. Unlike other companies whose systems require large investments in computer hardware, software and IS resources and long implementation cycles, VHS systems quickly deliver all the benefits of healthcare document imaging and workflow with minimal start-up cost, time and risk. As a result, healthcare organizations are now able to achieve better patient care, improved record security and availability, and significant cost savings in a much shorter period of time.

LanVision and SMS entered into a remarketing agreement in 1998, enabling SMS to market LanVision's workflow-based application suite integrated with its NOVIUS Imaging System to



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provide a fully electronic medical record solution. The SMS NOVIUS Imaging
System provides the foundation for any health care entity to manage multimedia objects, including document and medical images, and provides solutions for the entire health care enterprise. The SMS NOVIUS Imaging System can be integrated with external systems to receive data, automatically create folders and present the multimedia objects in an integrated fashion with the user's primary application. SMS currently serves approximately 150 total Imaging customers.

SMS and NOVIUS are registered trademarks of Shared Medical Systems Corporation.

                                      # # #

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements made by LanVision that are not historical facts are forward looking statements that are subject to risks and uncertainties. The actual revenue generated under the announced agreement may differ materially from expectations of management. Factors that could cause such revenue to so differ include, but are not limited to, the implementation schedule selected, delays in implementation, delays in product development, and other uncertainties, including those risks detailed from time to time in LanVision's filings with the US. Securities and Exchange Commission.